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                                                                    Exhibit 23.1

       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-46055) of our report dated March 12, 2004, relating to the financial statements and financial statement schedule, which appears in Vector Group Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                         /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Miami, Florida
December 21, 2004